EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Herman Miller, Inc. 401(k) Plan of our report dated July 30, 2019, with respect to the consolidated financial statements and schedule of Herman Miller Inc. for the two fiscal years in the period ended June 1, 2019 included in its Annual Report (Form 10-K) for the fiscal year ended May 30, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, MI
July 26, 2021